UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2010, BrainStorm Cell Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreements with three individual investors (collectively, the “Investors”), pursuant to which the Company agreed to issue to the Investors an aggregate of  6,000,000 shares of common stock and two-year warrants to purchase 3,000,000 shares of common stock with an exercise price of $0.50 in exchange for $1,500,000.  The transaction is expected to close within five business days after February 17, 2010.

Neither the shares of common stock offered and sold in the private placement nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933, and, therefore, such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration. The Company offered and sold the shares of common stock and warrants in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act or 1933 and/or Regulation S promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report on Form 8-K is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer